Exhibit 32.1

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.§ 1350, as adopted), David Rickey, Chief Executive Officer of the registrant, hereby certifies that, to the best of his knowledge:

1.	This report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934.

2.	The information contained in this report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/ DAVID RICKEY

David Rickey, Chief Executive Officer

Dated: February 10, 2004